Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Manager, Investor Relations	Senior Vice President, CFO
	713/646-4222 – 800/564-3036	713/646-4455 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Solid Fourth-Quarter and Full-Year 2008 Results

(Houston – February 11, 2009) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $98 million, or $0.56 per diluted limited partner unit, for the fourth quarter 2008 and net income of $437 million, or $2.67 per diluted limited partner unit for the full year 2008.  Net income for the fourth quarter 2007 was $77 million, or $0.47 per diluted limited partner unit, and net income for the full year 2007 was $365 million, or $2.52 per diluted limited partner unit.

The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $213 million and $852 million for the respective fourth-quarter and full-year 2008 periods, compared with reported EBITDA for the comparable 2007 periods of $164 million and $723 million.  (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“2008 represents another year of solid execution for the Partnership,” stated Greg L. Armstrong, Chairman and CEO of Plains All American.  “In addition to delivering solid operating and financial results in a volatile and challenging environment, we consummated two strategic and accretive acquisitions for $731 million, invested approximately $491 million in organic growth capital and increased our limited partner distributions in 2008 by more than 6%.”

Armstrong continued, “Despite challenging domestic and global energy and capital market conditions, PAA’s business model has performed as designed, we continue to have solid demand for our assets and services, and we have a strong capital structure, significant liquidity and healthy distribution coverage.  As a result of these factors, we believe that we are well positioned to continue to execute our business plan, continue our track record of performing in-line with operational and financial guidance and create long-term value for our stakeholders.”

Reported results for the periods ended December 31, 2008 were impacted by certain selected items that impact comparability between reporting periods. These items are excluded from adjusted results, as further described in the table below.  The fourth quarter’s reported results were also impacted by a number of other items including the carryover impact from recent hurricanes, resolution of pipeline tariff protests, a linefill related gain and various other items that largely offset each other and were not excluded from adjusted results.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

The Partnership’s fourth-quarter 2008 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $121 million, $0.74 and $236 million, respectively. The Partnership’s fourth-quarter 2007 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $80 million, $0.50 and $167 million, respectively. On a comparable basis, fourth-quarter 2008 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA increased 51%, 48% and 41%, respectively, over the corresponding metrics for the fourth quarter 2007.

The Partnership’s adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the full year 2008 were $472 million, $2.96 and $887 million, respectively.  These metrics for 2007 were $431 million, $3.09 and $779 million, respectively.  On a comparative basis, 2008 adjusted net income and adjusted EBITDA increased 10% and 14%, respectively, over 2007, while adjusted net income per diluted limited partner unit decreased approximately 4% between periods.

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In millions, except per unit data)
Selected items impacting comparability
Equity compensation benefit/(charge) (1)	$2	$(6)	$(21)	$(44)
Inventory valuation adjustments net of related gains/(losses) from derivative activities (2) (3)	(16)	—	(11)	—
Gains/(losses) from derivative activities (2) (4)	4	(9)	7	(24)
Net loss on foreign currency revaluation	(13)	—	(21)	—
Gains on Rainbow acquisition-related foreign currency and linefill hedges	—	—	11	—
Gain on sale of linefill	—	12	—	12
Deferred income tax expense	—	—	—	(10)
Selected items impacting comparability	(23)	(3)	(35)	(66)
Less: GP 2% portion of selected items impacting comparability	—	—	1	1
LP 98% portion of selected items impacting comparability	$(23)	$(3)	$(34)	$(65)

Impact to basic net income per limited partner unit	$(0.19)	$(0.02)	$(0.29)	$(0.57)
Impact to diluted net income per limited partner unit	$(0.18)	$(0.03)	$(0.29)	$(0.57)

(1)             The equity compensation benefit for the three months and charge for the twelve months ended December 31, 2008 and 2007 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans for the three months and twelve months ended December 31, 2008 is less than $1 million and approximately $3 million, respectively.  The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans for the three months and twelve months ended December 31, 2007 is $1 million and $5 million, respectively.

(2)             Beginning with the first quarter of 2008, gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of gains and losses from related derivative activities”; gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains and losses from derivative activities”.

(3)             Includes a net inventory valuation adjustment of $81 million and $146 million for the three months and twelve months ended December 31, 2008, respectively.  Also includes gains from related derivative activities of $65 million and $134 million for the three months and twelve months ended December 31, 2008, respectively.

(4)             The gain from derivative activities for both the three months and twelve months ended December 31, 2008 includes a $3 million gain related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit. The loss from derivative activities for the three months and twelve months ended December 31, 2007 includes a $2 million gain and $3 million gain, respectively,  related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

The following tables present certain selected financial information by segment for the fourth-quarter and full-year reporting periods (amounts in millions):

	Three Months Ended			Three Months Ended
	December 31, 2008			December 31, 2007
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$246	$77	$4,755	$200	$57	$6,293
Purchases and related costs (1)	(21)	—	(4,663)	(22)	—	(6,197)
Field operating costs (excluding equity compensation charge) (1)	(85)	(28)	(47)	(75)	(21)	(39)
Equity compensation charge - operations	—	—	—	(1)	—	—
Segment G&A expenses (excluding equity compensation benefit/(charge)) (2)	(13)	(5)	(15)	(12)	(5)	(13)
Equity compensation benefit/(charge) - general and administrative	1	—	1	(3)	(1)	(2)
Equity earnings in unconsolidated entities	2	2	—	2	1	—
Reported segment profit	$130	$46	$31	$89	$31	$42

Selected items impacting comparability of segment profit (3):
Equity compensation (benefit)/charge (4)	(1)	—	(1)	3	1	2
Inventory valuation adjustments net of related (gains)/losses from derivative activities (5) (6)	—	—	16	—	—	—
(Gains)/losses from derivative activities (5) (7)	—	—	(1)	—	—	11
Net loss on foreign currency revaluation	—	—	13	—	—	—
Gain on sale of linefill	—	—	—	—	—	(12)
Segment profit excluding selected items impacting comparability	$129	$46	$58	$92	$32	$43

Maintenance capital	$16	$8	$1	$13	$4	$2

	Twelve Months Ended			Twelve Months Ended
	December 31, 2008			December 31, 2007
	Transportation	Facilities	Marketing	Transportation	Facilities	Marketing
	Operations	Operations	Operations	Operations	Operations	Operations
Revenues (1)	$927	$270	$29,350	$771	$210	$19,858
Purchases and related costs (1)	(88)	—	(28,873)	(80)	—	(19,366)
Field operating costs (excluding equity compensation charge) (1)	(331)	(104)	(185)	(288)	(84)	(154)
Equity compensation charge - operations	(1)	—	—	(5)	—	—
Segment G&A expenses (excluding equity compensation charge) (2)	(56)	(18)	(63)	(50)	(18)	(52)
Equity compensation charge - general and administrative	(11)	(4)	(8)	(19)	(8)	(17)
Equity earnings in unconsolidated entities	5	9	—	5	10	—
Reported segment profit	$445	$153	$221	$334	$110	$269

Selected items impacting comparability of segment profit (3):
Equity compensation charge (4)	11	3	7	22	6	16
Inventory valuation adjustments net of related (gains)/losses from derivative activities (5) (6)	—	—	11	—	—	—
(Gains)/losses from derivative activities (5) (7)	—	—	(4)	—	—	27
Net loss on foreign currency revaluation	—	—	21	—	—	—
Gain on sale of linefill	—	—	—	—	—	(12)
Segment profit excluding selected items impacting comparability	$456	$156	$256	$356	$116	$300

Maintenance capital	$54	$23	$4	$34	$10	$6

(1)	Includes intersegment amounts.
(2)

Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)	Excludes deferred income tax expense and the gains on Rainbow acquisition-related foreign currency and linefill hedges as they do not impact segment profit.
(4)

The equity compensation benefit for the three months and charge for the twelve months ended December 31, 2008 and 2007 excludes the portion of the equity compensation expense represented by grants under the LTIP Plans that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units. The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans for the three months and year ended December 31, 2008 is less than $1 million and approximately $3 million, respectively. The portion of the equity compensation expense attributable to the cash portion of the LTIP Plans for the three months and twelve months ended December 31, 2007 is $1 million and $5 million, respectively.

(5)

Beginning with the first quarter of 2008, gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of gains and losses from related derivative activities”; gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains and losses from derivative activities”.

(6)

Includes a net inventory valuation adjustment of $81 million and $146 million for the three months and twelve months ended December 31, 2008, respectively. Also includes gains from related derivative activities of $65 million and $134 million for the three months and twelve months ended December 31, 2008, respectively.

(7)

The gain from derivative activities for both the three months and twelve months ended December 31, 2008 includes a $3 million gain related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit. The loss from derivative activities for the three months and twelve months ended December 31, 2007 includes a $2 million gain and $3 million gain, respectively, related to interest rate derivatives, which is included in interest income and other income (expense), net, but does not impact segment profit.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Adjusted segment profit for the Transportation segment for the fourth quarter and full year of 2008 increased 40% and 28%, respectively, over corresponding 2007 results due principally to contributions from the Partnership’s Rainbow Pipe Line acquisition, which closed in May 2008, higher average tariffs, an increase in pipeline loss allowance revenue and the impact of a gain related to linefill, partially offset by higher operating expenses.

Adjusted segment profit for the Facilities segment for the fourth quarter and full year of 2008 increased 44% and 34%, respectively, over comparable 2007 metrics primarily due to capacity increases resulting from expansions at the Cushing, St. James and Martinez facilities and the contributions of LPG storage facility acquisitions.

Adjusted segment profit for the Marketing segment for the fourth quarter of 2008 was $58 million representing a 35% increase over the comparable 2007 metrics.  The fourth-quarter 2008 results reflect improved gathering margins.  The fourth-quarter 2007 results were negatively impacted by the transitional effects of a change in the crude oil market structure.  Full-year 2008 adjusted segment profit decreased by 15% from comparable 2007 metrics.  Lease gathering margins were stronger in 2008 than 2007.  However, the 2007 results benefited from a contango crude oil market structure (which existed during the first half of the year), favorable crude oil differentials and favorable LPG margins.

The Partnership’s basic weighted average units outstanding for the fourth quarter of 2008 totaled 123 million (124 million diluted) as compared to 116 million (117 million diluted) in last year’s fourth quarter. At December 31, 2008, the Partnership had approximately 123 million units outstanding, long-term debt of approximately $3.3 billion and a long-term debt-to-total capitalization ratio of 48%.

The Partnership has declared a quarterly distribution of $0.8925 per unit ($3.57 per unit on an annualized basis) payable February 13, 2009 on its outstanding limited partner units. This distribution payment represents an increase of approximately 5% over the quarterly distribution of $0.85 per unit paid in February 2008 and is unchanged from the November 2008 distribution level.

Prior to its February 12 conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the first quarter and full year 2009. A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

A reconciliation of EBITDA to net income and cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call

The Partnership will host a conference call at 11:00 AM (Eastern) on Thursday, February 12, 2009 to discuss the following items:

1.               The Partnership’s performance for the three and twelve months ended December 31, 2008;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the first quarter and full year 2009; and

5.               The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

If you are unable to participate in the webcast, please dial 877-709-8150, or, for international callers, 201-689-8354, at approximately 10:55 AM (Eastern). No password or reservation number is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 877-660-6853, or, for international callers, 201-612-7415, and enter account number 232 and replay ID number 270348. The replay will be available beginning Thursday, February 12, 2009, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) Thursday, March 12, 2009.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things: failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof);  the impact of current and future laws, rulings, governmental regulations and interpretations; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by deteriorated financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUES	$4,943	$6,447	$30,061	$20,394

COSTS AND EXPENSES
Purchases and related costs	4,550	6,116	28,479	19,001
Field operating costs	159	136	617	531
General and administrative expenses	31	36	160	164
Depreciation and amortization	61	45	211	180

Total costs and expenses	4,801	6,333	29,467	19,876

OPERATING INCOME	142	114	594	518

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	4	3	14	15
Interest expense	(53)	(41)	(196)	(162)
Interest income and other income (expense), net	6	2	33	10
Income before tax	99	78	445	381

Current income tax expense	—	(1)	(9)	(3)
Deferred income tax expense	(1)	—	1	(13)

NET INCOME	$98	$77	$437	$365

NET INCOME - LIMITED PARTNERS	$69	$55	$325	$286

NET INCOME - GENERAL PARTNER	$29	$22	$112	$79

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.56	$0.48	$2.70	$2.54

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.56	$0.47	$2.67	$2.52

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	123	116	120	113

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	124	117	121	114

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
OPERATING DATA (1)	2008	2007	2008	2007

Transportation activities (Average Daily Volumes, thousands of barrels):
Tariff activities
All American	45	45	45	47
Basin	394	368	377	378
Capline	222	242	219	235
Line 63/Line 2000	135	168	147	175
Salt Lake City Area Systems (2)	88	99	93	101
West Texas/New Mexico Area Systems (2)	386	350	372	369
Manito	71	70	70	73
Rainbow	192	N/A	129	N/A
Rangeland	58	59	58	63
Refined products	105	107	109	109
Other	1,233	1,250	1,232	1,162
Tariff activities total	2,929	2,758	2,851	2,712
Trucking	101	101	97	105
Transportation activities total	3,030	2,859	2,948	2,817

Facilities activities (Average Monthly Volumes):
Crude oil, refined products, and LPG storage (average monthly capacity in millions of barrels)	55	50	53	46
Natural gas storage, net to our 50% interest (average monthly capacity in billions of cubic feet)	16	13	14	13
LPG processing (average throughput in thousands of barrels per day)	17	16	17	18

Facilities activities total (average monthly capacity in millions of barrels) (3)	58	52	56	48

Marketing activities (Average Daily Volumes, thousands of barrels):
Crude oil lease gathering	645	672	658	685
Refined products	33	14	26	11
LPG sales	157	123	103	90
Waterborne foreign crude imported	66	59	80	71
Marketing activities total	901	868	867	857

(1) Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.

(2) The aggregate of multiple systems in the respective areas.  The volumes for the West Texas/New Mexico Area Systems for the three and twelve months ended December 31, 2007 previously included amounts for the Mesa system, which has been reclassified to “Other” for all periods presented.

(3) In order to calculate total facilities activities volume add: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets	$2,596	$3,673
Property and equipment, net	5,059	4,419
Pipeline linefill in owned assets	425	284
Long-term inventory	139	74
Investment in unconsolidated entities	257	215
Goodwill	1,210	1,072
Other long-term assets, net	346	169

Total assets	$10,032	$9,906

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$2,960	$3,729
Long-term debt under credit facilities and other	40	1
Senior notes, net of unamortized discount	3,219	2,623
Other long-term liabilities and deferred credits	261	129
Total liabilities	6,480	6,482
Partners’ capital	3,552	3,424

Total liabilities and partners’ capital	$10,032	$9,906

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Numerator for basic and diluted earnings per limited partner unit:
Net income	$98	$77	$437	$365
Less: General partner’s incentive distribution paid	(28)	(21)	(106)	(73)
Subtotal	70	56	331	292
Less: General partner 2% ownership	(1)	(1)	(6)	(6)
Net income available to limited partners	69	55	325	286

Denominator:
Basic weighted average number of limited partner units outstanding	123	116	120	113
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1
Diluted weighted average number of limited partner units outstanding	124	117	121	114

Basic net income per limited partner unit	$0.56	$0.48	$2.70	$2.54

Diluted net income per limited partner unit	$0.56	$0.47	$2.67	$2.52

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Net income reconciliation
Net income	$98	$77	$437	$365
Add: Interest expense	53	41	196	162
Add: Income tax expense	1	1	8	16
Earnings before interest and taxes (“EBIT”)	152	119	641	543
Add: Depreciation and amortization	61	45	211	180
EBITDA	$213	$164	$852	$723

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cash flow from operating activities reconciliation
EBITDA	$213	$164	$852	$723
Current income tax expense	—	(1)	(9)	(3)
Interest expense	(53)	(41)	(196)	(162)
Net change in assets and liabilities, net of acquisitions	414	(289)	166	218
Other items to reconcile to cash flows from operating activities:
Equity earnings in unconsolidated entities, net of distributions	(1)	(3)	(4)	(14)
Gain on sale of investment assets	—	—	(12)	(4)
(Gain)/loss on sale of linefill	1	(12)	(3)	(12)
Loss on foreign currency revaluation	24	3	22	—
Net cash received for termination of interest rate and foreign currency hedging instruments	17	—	15	—
Equity compensation (benefit)/charge	(2)	7	24	49
Other	3	—	2	1

Net cash provided by (used in) operating activities	$616	$(172)	$857	$796

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Funds flow from operations (“FFO”)
Net income	$98	$77	$437	$365
Equity earnings in unconsolidated entities, net of distributions	(1)	(3)	(4)	(14)
Depreciation and amortization	61	45	211	180
Deferred income tax expense	1	—	(1)	13
Non-cash amortization of terminated interest rate and foreign currency hedging instruments	—	—	—	1
FFO	159	119	643	545
Maintenance capital	(25)	(19)	(81)	(50)

FFO after maintenance capital	$134	$100	$562	$495

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions, except per unit data) (continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net income	$98	$77	$437	$365
Selected items impacting comparability	23	3	35	66
Adjusted net income	$121	$80	$472	$431

Net income available for limited partners under EITF 03-06	$69	$55	$325	$286
Limited partners’ 98% of selected items impacting comparability	23	3	34	65
Adjusted limited partners’ net income	$92	$58	$359	$351

Adjusted basic net income per limited partner unit	$0.75	$0.50	$2.99	$3.11

Adjusted diluted net income per limited partner unit	$0.74	$0.50	$2.96	$3.09

Basic weighted average units outstanding	123	116	120	113
Diluted weighted average units outstanding	124	117	121	114

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
EBITDA excluding selected items impacting comparability
EBITDA	$213	$164	$852	$723
Selected items impacting comparability (1)	23	3	35	56
Adjusted EBITDA	$236	$167	$887	$779

(1) The twelve-month period ended December 31, 2007 excludes deferred income tax expense as it does not impact EBITDA.

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